UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

Commission File No. 000-30911

THE PBSJ CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	59-1494168
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2001 N.W. 107th AVENUE

MIAMI, FLORIDA 33172-2507

(Address of principal executive offices)

(305) 592-7275

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

The PBSJ Corporation (“PBSJ”) appointed Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm effective August 16, 2004. PricewaterhouseCoopers LLP (“PWC”) was dismissed as its independent registered public accounting firm on July 21, 2004. Such dismissal was effective upon the completion of PWC’s procedures related to the financial statements of the Company included in the Form 10-Q for the quarter ended June 30, 2004. On August 13, 2004, such PWC procedures were completed and PWC ceased its relationship as the independent registered public accounting firm for PBSJ. The decision to appoint Deloitte and replace PWC as PBSJ’s independent registered public accounting firm was approved by PBSJ’s audit committee.

The reports of PWC on the financial statements of PBSJ as of and for the years ended September 30, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principle, except that PWC’s audit report on the 2003 financial statements of PBSJ contained an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets.

During the years ended September 30, 2003 and 2002 and the subsequent interim period through August 13, 2004, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in their reports on the consolidated financial statements for such years.

During the years ended September 30, 2003 and 2002 and through August 13, 2004 there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

PWC has been provided with a copy of the foregoing statements. Attached as an exhibit is a copy of PWC’s letter dated August 17, 2004 stating its agreement with such statements.

During the years ended September 30, 2003 and 2002 and the subsequent interim through August 16, 2004, PBSJ has not consulted with Deloitte on any matter or event related to the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the registrant’s financial statements.

Item 7(c). Exhibits

Exhibit Number	Description
16.1	Letter from PricewaterhouseCoopers LLC to the Securities and Exchange Commission dated August 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The PBSJ Corporation

Dated: August 19, 2004	By:	/s/W. Scott DeLoach
W. Scott DeLoach
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from PricewaterhouseCoopers LLC to the Securities and Exchange Commission dated August 17, 2004.